UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2021

Simlatus Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

175 Joerschke Dr., Ste. A, Grass Valley, CA 95945
(Address of principal executive offices)

(530) 205-3437
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Richard Hylen

Effective January 1, 2021, Richard Hylen and Simlatus Corporation (the “Company”) entered into an Employment Agreement pursuant to which (i) Mr. Hylen is employed as the Company’s Chairman and Secretary, and as the President, Treasurer and Secretary of Satel Group, Inc., a wholly-owned subsidiary of the Company. Following the execution of the Employment Agreement, effective January 1, 2021, Mr. Hylen no longer serves as the Company’s Chief Executive Officer.

Pursuant to the Employment Agreement, Mr. Hylen will be employed on at-will basis and receive an annual salary of $200,000 payable in monthly installments, with unpaid amounts accruing interest at the rate of 6% per annum. Unpaid salary may be converted by Mr. Hylen into shares of Series A Preferred Stock of the Company. Mr. Hylen will also be issued 500 shares of Series B Preferred Stock pursuant to the Employment Agreement.

The foregoing description of the Employment Agreement between the Company and Mr. Hylen is qualified in its entirety by reference to the actual terms of the Employment Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Jeff Lewis

Effective January 1, 2021, Jeffrey Lewis and the Company entered into an Employment Agreement pursuant to which Mr. Lewis has been appointed a Director of the Company, and its Chief Executive Officer, President and Treasurer.

Jeffrey Lewis, age 47, is the founder of BrewBilt Manufacturing LLC, and the Chairman and CEO of BrewBilt Manufacturing, Inc., a multiple million dollar craft beer brewery manufacturing facility in Northern California. Mr. Lewis has over 15 years of experience in managing, engineering, design and fabrication teams that custom design and fabricate integrated stainless steel distillation and brewing systems for the craft beer beverage industries.

Pursuant to the Employment Agreement, Mr. Lewis will be employed on at-will basis and receive an annual salary of $200,000 payable in monthly installments, with unpaid amounts accruing interest at the rate of 6% per annum. Unpaid salary may be converted by Mr. Lewis into shares of Series A Preferred Stock of the Company. Mr. Lewis will also be issued 500 shares of Series B Preferred Stock pursuant to the Employment Agreement.

The foregoing description of the Employment Agreement between the Company and Mr. Lewis is qualified in its entirety by reference to the actual terms of the Employment Agreement, which has been filed as Exhibit 10.2 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Samuel Berry

Effective January 1, 2021, Samuel Berry and the Company entered into an Employment Agreement pursuant to which Mr. Berry has been appointed a Director of the Company and its Chief Operations Officer.

Samuel Berry, age 43, is a graduate from Keene State College in New Hampshire with a Bachelor of Science, and a graduate of Florida International University with a Master of Science. Mr. Berry is a Director of BrewBilt Manufacturing Inc., and experienced with the operations of a public craft beer manufacturing business. With over 15 years of business experience in management, he will oversee the Company’s operations.

Pursuant to the Employment Agreement, Mr. Berry will be employed on at-will basis and receive an annual salary of $100,000 payable in monthly installments, with unpaid amounts accruing interest at the rate of 6% per annum. Unpaid salary may be converted by Mr. Berry into shares of Series A Preferred Stock of the Company. Mr. Berry will also be issued 27,933 shares of Series A Preferred Stock of the Company pursuant to the Employment Agreement.

The foregoing description of the Employment Agreement between the Company and Mr. Berry is qualified in its entirety by reference to the actual terms of the Employment Agreement, which has been filed as Exhibit 10.3 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Director’s Agreement

Each of Richard Hylen, Jeffrey Lewis and Samuel Berry have entered into a Director’s Agreement with the Company pursuant to which each of them will be issued 13,966 shares of Series A Preferred Stock for serving as a Director of the Company during 2021, and be paid $250 for participating in each meeting of the Company’s Board of Directors. The foregoing description of the Director’s Agreement between the Company and each of its Directors is qualified in its entirety by reference to the actual terms of the Director’s Agreement, which has been filed as Exhibit 10.4 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Employment Agreement between Simlatus Corporation and Richard Hylen, dated as of January 1, 2021

Exhibit 10.2	Employment Agreement between Simlatus Corporation and Jeffrey Lewis, dated as of January 1, 2021

Exhibit 10.3	Employment Agreement between Simlatus Corporation and Samuel Berry, dated as of January 1, 2021

Exhibit 10.4	Form of Director’s Agreement of Simlatus Corporation, dated as of January 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simlatus Corporation

Date: January 21, 2021	By:	/s/ Richard Hylen
Richard Hylen, Chairman and CEO